QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RTW Retailwinds, Inc.
New York, New York

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 16, 2019, relating to the consolidated financial statements and the effectiveness of RTW Retailwinds, Inc.'s internal control over financial reporting appearing in the Company's Form 10-K for the year ended February 2, 2019.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
New York, New York

September 6, 2019

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm